Exhibit 10.1

GENERAL RELEASE AND WAIVER

1.       Barnes & Noble, Inc. (the “Company”) and Ronald D. Boire (“Employee”) hereby acknowledge and agree that:  (a) Employee’s employment with the Company terminated on August 16, 2016 (the “Termination Date”); and (b) this General Release and Waiver (“Release”) is intended to settle all claims between Employee and the Company in accordance with the terms set forth below.

2.       Employee acknowledges and agrees that:  (a) Employee’s executing this Release is a condition precedent to the Company’s obligation to pay (and the Employee’s right to retain) $4,825,600 to Employee (the “Release Payment”), less all applicable withholding and other applicable taxes and deductions, (b) the Release Payment is adequate consideration for this Release and (c) any monetary or other benefits that, prior to the execution of this Release, Employee may have earned or accrued, or to which Employee may have been entitled, have been paid or such payments or benefits have been released, waived or settled by Releasor (as defined below) except as expressly provided in this Release.   For the avoidance of doubt, Employee acknowledges and agrees that immediately following the Termination Date, Employee forfeited all Employee’s equity awards that were granted to Employee by the Company.  Such equity awards were the 368,098 sign-on restricted stock units granted to Employee by the Company on September 8, 2015 and the 143,540 restricted stock units and 143,540 performance-based stock units granted to Employee by the Company on July 14, 2016.

3.       The Company shall pay Employee (or, should he die prior to such payment, to the applicable Releasor (as defined below)) the Release Payment by direct deposit or wire transfer into Employee’s account within five (5) business days after the expiration of the Revocation Period (as defined below).

4.       (a)  THIS SECTION PROVIDES A COMPLETE RELEASE AND WAIVER OF ALL EXISTING AND POTENTIAL CLAIMS EMPLOYEE MAY HAVE AGAINST EVERY PERSON AND ENTITY INCLUDED WITHIN THE DESCRIPTION BELOW OF “RELEASEE.” BEFORE EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MUST READ THIS SECTION CAREFULLY, AND MAKE SURE THAT EMPLOYEE UNDERSTANDS IT FULLY.

(b)       In consideration of Employee’s receipt and acceptance of the Release Payment from the Company, and on behalf of the Company and each Releasee (as defined below), Employee, on Employee’s behalf and on behalf of Employee’s heirs, executors, administrators, successors and assigns (Employee, collectively with Employee’s heirs, executors, administrators, successors and assigns on Employee’s behalf, the “Releasors”), hereby irrevocably, unconditionally and generally releases the Company, its current and former officers, directors, shareholders, trustees, parents, members, managers, affiliates, subsidiaries, branches, divisions, benefit plans, agents, attorneys, advisors, counselors and employees, and the current and former officers, directors, shareholders, agents, attorneys, advisors, counselors and employees of any such parent, affiliate, subsidiary, branch or division of the Company and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing (each, a “Releasee”), from or in connection with, and hereby waives and/or settles, except as provided in Section 4(c), any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands, known or unknown and of any nature whatsoever, whether or not related to employment, and which the Releasors ever had, now has or hereafter can, shall or may have as of the date of this Release, including, without limitation, (i) any rights and/or claims arising under any contract, express or implied, written or oral, including, without limitation, the employment letter agreement, dated as of July 1, 2015, between Employee and the Company (the “Employment Agreement”); (ii) any rights and/or claims arising under any applicable foreign, Federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices, including, without limitation, family and medical, and/or, specifically, that prohibit discrimination based upon age, race, religion, sex, color, creed, national origin, sexual orientation, marital status, disability, medical condition, pregnancy, veteran status or any other unlawful bases, including, without limitation, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, the Family Medical Leave Act of 1993, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar applicable statutes, orders, laws, ordinances, regulations or the like, or case law, of the State of New York and any State in which any Releasee is subject to jurisdiction, or any political subdivision thereof, including, without limitation, the New York State Human Rights Law, the New York State Labor Law and the New York City Human Rights Law, and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes, orders, laws, ordinances, regulations or the like; (iii) any waivable rights and/or claims relating to wages and hours, including under state or local labor or wage payment laws; (iv) any rights and/or claims to benefits that Employee may have or become entitled to receive under any severance, termination, change of control, bonus or similar policy, plan, program, agreement or similar or related arrangements, including, without limitation, any offer letter, letter agreement or employment agreement between Employee and the Company; (v) any rights and/or claims that Employee may have to receive any equity in the Company (whether restricted or unrestricted) in the future; and (vi) and any rights and/or claims for attorneys’ fees. Employee agrees not to challenge or contest the reasonableness, validity or enforceability of this Release.

(c)        Notwithstanding the foregoing, Employee does not release any Releasee from any of the following rights and/or claims: (i) any rights and/or claims Employee may have that arise after the date Employee signs this Release; (ii) any rights and/or claims that by law cannot be waived by private agreement; (iii) Employee’s right to file a charge with or participate in any investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission (“EEOC”) or similar government agency; provided that even though Employee can file a charge or participate in an investigation or proceeding conducted by the EEOC or similar government agency, by executing this Release, Employee is waiving his ability to obtain relief of any kind from any Releasee to the extent permitted by law; (iv) Employee’s non-forfeitable rights to accrued benefits (within the meaning of Sections 203 and 204 of ERISA); (v) any rights and/or claims to insurance coverage under any directors’ and officers’ personal liability insurance or fiduciary insurance policy or any rights or claims to indemnification or defense pursuant to any governing document of the Company or any Releasee; (vi) any rights and/or claims to enforce the Employment Agreement in accordance with its terms, subject to the terms of this Release; or (vii) any rights and/or claims to enforce this Release.

5.       (a)   THIS SECTION PROVIDES A COMPLETE RELEASE AND WAIVER OF ALL EXISTING AND POTENTIAL CLAIMS OF THE TYPE SPECIFIED THEREIN THAT THE COMPANY AND ITS CONTROLLED SUBSIDIARIES (THE “EMPLOYER”) MAY HAVE AGAINST RELEASOR.

(b)       The Employer hereby irrevocably, unconditionally and generally releases the Releasors, from or in connection with, and hereby waives and/or settles, except as provided in Section 5(c), any and all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, or any liability, claims or demands, known or unknown and of any nature whatsoever, whether or not related to employment, and which the Employer ever had, now has or hereafter can, shall or may have as of the date of this Release, including, without limitation, (i) any rights and/or claims arising under any contract, express or implied, written or oral, including, without limitation, the Employment Agreement; (ii) any rights and/or claims arising under any applicable foreign, Federal, state, local or other statutes, orders, laws, ordinances, regulations or the like, or case law, that relate to employment or employment practices; and (iii) and any rights and/or claims for attorneys’ fees.  The Employer agrees not to challenge or contest the reasonableness, validity or enforceability of this Release.

(c)        Notwithstanding the foregoing, the Employer does not release any Releasor from any of the following rights and/or claims:  (i) any rights and/or claims the Employer may have that arise after the date Employee signs this Release; (ii) any rights and/or claims that by law cannot be waived by private agreement; (iii) any rights and/or claims which are based upon any acts or omissions of any Releasor that involve fraud or arising out of acts that constitute a violation of criminal laws; (iv) any rights and/or claims to enforce the Employment Agreement in accordance with its terms (including the restrictive covenants set forth in the Employment Agreement), subject to the terms of this Release; or (v) any rights and/or claims to enforce this Release.

6.       Nothing in or about this Release prohibits Employee from: (a) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with a government agency that is responsible for enforcing a law; (b) providing Confidential Information (as defined in Section 4.3(a) of the Employment Agreement) to the extent required by law or legal process or permitted by Section 21F of the Securities Exchange Act of 1934; (c) cooperating, participating or assisting in any government or regulatory entity investigation or proceeding; or (d) receiving an award for information provided to any government agency that is responsible for enforcing the law.

7.       Employee represents and warrants that Employee has not filed or commenced any complaints, claims, actions or proceedings of any kind against any Releasee with any Federal, state or local court or any administrative, regulatory or arbitration agency or body.  The Company represents and warrants that neither the Company nor any of the Releasees has filed or commenced any complaints, claims, actions or proceedings of any kind against any Releasor with any Federal, state or local court or any administrative, regulatory or arbitration agency or body.  Employee hereby waives any right to, and agrees not to, seek reinstatement or employment of any kind with any Releasee and, without waiver by any Releasee of the foregoing, the existence of this Release shall be a valid, nondiscriminatory basis for rejecting any such application or, in the event Employee obtains such employment, for terminating such employment. These Releases and the Release Payment are not intended to be, shall not be construed as and are not, an admission or concession by any Releasee or Releasor of any wrongdoing or illegal or actionable acts or omissions.

8.       (a)   Except as set forth in Section 9(a) below, the parties hereby represent and agree to keep confidential and not disclose orally or in writing, to any person, except as may be required by law, any and all information concerning the existence or terms of this Release and the amount of any payments made hereunder.  The parties further agree that, except as shall be required by law, they shall keep confidential and not disclose orally or in writing, directly or indirectly, to any person (except Employee’s immediate family, attorneys, tax advisor and accountant), any and all information concerning any facts, claims or assertions relating or referring to any experiences of Employee or treatment Employee received by or on behalf of any Releasee through the date of this Release.

(b)       If Employee is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information covered by Section 8(a), Employee shall promptly notify the Company of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of the Company, to waive compliance with the provisions of this Release. Employee shall use reasonable efforts, in cooperation with the Company or otherwise, to avoid or minimize the required disclosure. If, in the absence of a protective order or the receipt of a waiver hereunder, Employee is compelled to disclose such information, Employee shall disclose only so much of such information to the party compelling disclosure as he believes in good faith on the basis of advice of counsel is required by law, and Employee shall give the Company prior notice of such information he believes he is required to disclose.  Notwithstanding the foregoing, pursuant to the Defend Trade Secrets Act of 2016, Employee understands that:  An individual may not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that:  (i) is made (a) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Further, Employee understands that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual:  (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

9.       (a)  The Company agrees that within four (4) business days following entry into this Release, it shall file a Current Report on Form 8-K that contains the following language:  “The Company regrets that things did not work out for the longer term between Mr. Boire and the Company.  The Company appreciates Mr. Boire’s efforts on behalf of the Company, and the Company wishes Mr. Boire the best going forward.”  The Company agrees that such Form 8-K shall not include any statements inconsistent with the foregoing statement, and that any statements or announcements (including press releases) issued by the Company on or after the date of this Release that reference or otherwise explicitly relate to Employee’s termination shall not be inconsistent with the foregoing statement.

(b)        Without limitation to the survival of any other terms of the Employment Agreement subsequent to the end of Employee’s employment, the expiration or termination of the Employment Agreement, and/or the execution and effectiveness of this Release, Employee and the Company expressly acknowledge that the terms of Sections 4 and 5 of the Employment Agreement survive and shall be in full force and effect as provided in the Employment Agreement.

10.       The covenants, representations and acknowledgments made by Employee and the Company in this Release shall continue to have full force and effect after the execution and effectiveness of this Release and the delivery of the Release Payment, and this Release shall inure to the benefit of each Releasee and Releasor, and the successors and assigns of each of them, to the extent necessary to preserve the intended benefits of such provisions. If any section of this Release is determined to be void, voidable or unenforceable, it shall have no effect on the remainder of this Release, which shall remain in full force and effect, and the provisions so held invalid or unenforceable shall be deemed modified as to give such provisions the maximum effect permitted by applicable law. Without limitation to Section 3.9 of the Employment Agreement, the Company shall be excused and released from any obligation to make payment of the Release Payment, and Employee shall be obligated to return to the Company the Release Payment, in the event that Employee is found to have (a) made a material misstatement in any term, condition, covenant, representation or acknowledgment in this Release or (b) committed or commits a material breach of any term, condition or covenant in this Release.

11.       This Release and the Employment Agreement constitute the sole and complete agreement between the parties with respect to the matters set forth therein and supersedes all prior agreements, understandings and arrangements, oral or written, between Employee and the Company with respect to the subject matter thereof. This Release may not be amended or modified except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party may, by an instrument in writing, waive compliance by the other party with any term or provision of this Release to be performed or complied with by such other party.

12.       With respect to any claims or disputes under or in connection with this Release or any claims released under Section 4 or 5 of this Release, Employee and the Company hereby acknowledge and agree that Sections 6.7 and 6.9 of the Employment Agreement shall govern. Employee acknowledges that a breach of the provisions of this Release may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law, and that such violation may result in irreparable and continuing harm to the Company. Accordingly, Employee agrees that, in addition to any other remedy that the Company may have at law or in equity, the Company shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance and Employee hereby waives any requirements for security or posting of any bond in connection with such relief. No specification in this Release of any particular remedy shall be construed as a waiver or prohibition of any other remedies (including claims for damages) in the event of a breach or threatened breach of this Release.

13.       Employee agrees and acknowledges that (a) Employee has had an adequate opportunity to review this Release and all of its terms, (b) Employee understands all of the terms of this Release, which are fair, reasonable and are not the result of any fraud, duress, coercion, pressure or undue influence exercised by or on behalf of any Releasee and (c) Employee has agreed to and/or entered into this Release and all of the terms hereof, knowingly, freely and voluntarily.

14.       By executing this Release, Releasor acknowledges that (a) Employee has been advised by the Company to consult with an attorney before executing this Release; (b) Employee was provided adequate time (i.e., at least twenty-one (21) days) to review this Release and to consider whether to sign this Release; (c) Employee has been advised that Employee has seven (7) days following execution to revoke this Release (“Revocation Period”); and (d) this Release must be executed and become irrevocable within sixty (60) days following October 26, 2016 in order for the Company to pay the Release Payment, with the Release Payment being paid by the Company within five (5) business days following the date on which this Release becomes irrevocable. Notwithstanding anything to the contrary contained herein or in the Employment Agreement, this Release shall not be effective or enforceable, and the Release Payment is not payable and shall not be delivered or paid by the Company, until the Revocation Period has expired and provided that Employee has not revoked this Release. Employee agrees that any revocation shall be made in writing and delivered to Michelle Smith, Vice President, Human Resources, Barnes & Noble, Inc., 122 Fifth Avenue, NY, NY 10011. Employee acknowledges that revocation of this Release shall result in the Company’s not having an obligation to pay the Release Payment.

[Remainder of page intentionally blank. Signature page follows.]

RONALD D. BOIRE		BARNES & NOBLE, INC.

By:	/s/ Ronald D. Boire	By:	/s/ Bradley A. Feuer
	Name: Ronald D. Boire		Name: Bradley A. Feuer
Title: Vice President, General Counsel, and Corporate Secretary
Date:	October 26, 2016	Date:	October 26, 2016

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